Exhibit 99.1

Fund commentary Q3 2022

FS Credit Opportunities Corp.

Summary

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Markets remained volatile during the third quarter, driven by the combination of stubbornly high inflation, a hawkish Federal Reserve and poor earnings results in certain economic bellwether companies.

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Credit market returns were mixed during the quarter as high yield bonds returned -0.7% while senior secured loans returned 1.4%.[1,2] New issuance remained anemic amid the rising rate environment during the quarter.

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FS Credit Opportunities Corp. (FSCO or the Fund) returned -2.2% during the quarter, on a net basis, underperforming the liquid high yield bond market and the senior secured loans market over the quarter. The Fund has outperformed the liquid high yield index year to date.[1,2,3]

•	We continue to focus on idiosyncratic situations, unique capital structure solutions and select private investments and financings to companies undergoing significant operational change.

Market review

Despite an early quarter rally, volatility engulfed credit markets during the third quarter, driven by the combination of stubbornly high inflation, a hawkish Federal Reserve (including two 75 basis point rate hikes) and poor earnings results in certain economic bellwether companies. Rates across the curve continued to rise, yet shorter-dated yields jumped the most pushing the two- to 10-year yield curve to invert further during the quarter. The duration-sensitive Bloomberg Agg lost -4.8% in Q3 and fell -14.6% on a year-to-date basis while credit returns were mixed as high yield bonds and senior secured loans returned -0.7% and 1.4% during the quarter.1,2 The pace of credit market issuance remained anemic during Q3 as high yield bond issuance was down -82% compared to a year earlier as of September 30, 2022, while loan issuance was -69% lower.1,2

Credit continued to trade in response to dueling concerns over rising interest rates and slowing economic growth. In a sign that fears surrounding rising interest rates returned to the fore during the third quarter, returns on loans outpaced bonds, extending their streak over the course of the year. Yet higher-quality loans significantly outperformed lower-quality, as economic growth concerns remained prominent.4,5

High yield bond and senior secured loan total returns by rating

Source: ICE BofAML High Yield Master II Index, S&P/LSTA Leveraged Loan Index, as of September 30, 2022.

An investment in FS Credit Opportunities Corp. involves a high degree of risk and may be considered speculative. Investors are advised to consider the investment objectives, risks, and charges and expenses of the Fund carefully before investing. Investors should read and carefully consider all information found in the Fund’s reports filed with the U.S. Securities and Exchange Commission (the SEC) before investing. Investors may obtain a copy of these filings free of charge at www.fsinvestments.com or by contacting FS Investments at 201 Rouse Boulevard, Philadelphia, PA 19112 or by phone at 877-628-8575.

FSCO outperformed the liquid high yield bond benchmark by 600 bps year to date through September 30, 2022.[1]

Performance review

FSCO generated net investment income of $0.15 per share, driven by the positive impact of rising interest rates and the continued strong performance of our portfolio. Consistent with our dividend policy of delivering a fully funded annualized distribution, the Fund’s net investment income exceeded the distributions of $0.13 per share paid during the quarter.

The value of our investment portfolio declined primarily due to spread widening and multiple contraction. As a result, the Fund’s net asset value declined -4.0% quarter-over-quarter.[6] Select names in the healthcare and energy industries were notable detractors to performance during the quarter.

Following quarter end, the board of directors of the Fund (the Board) approved increasing the annualized distribution amount starting in December by approximately 16% to an annualized distribution rate of approximately 9.15% based on the Fund’s net asset value as of November 11, 2022.[7] The decision to increase the distribution was driven by the positive impact of rising rates on our floating rate portfolio, the reduction in management fees from 1.50% to 1.35% effective upon the listing and the continued strong performance of the portfolio.

More broadly, we believe the steps we have taken since assuming full advisory and portfolio management functions of the Fund in April 2018 have helped diversify the portfolio and generate attractive returns for our investors. Since January 2018, the Fund has returned 4.73% on an annualized basis, outperforming the high yield bonds and loans by 139 bps and 290 bps per year over the same period.[1,2,3]

Total returns[1,2,3,4,5]	Q3 2022	YTD
FSCO*	-2.2%	-8.6%
High yield bonds	-0.7%	-14.6%
Senior secured loans	1.4%	-3.3%
CCC bonds	-0.2%	-17.3%
CCC loans	-1.7%	-10.2%

*  FSCO’s returns in green above are net of fees and expenses; index returns in black are gross of fees and expenses. All figures may be rounded. Returns shown are historical and based on past performance. Past performance is not indicative of future results.

Investment activity

The Fund committed approximately $107 million to new investments during the quarter compared to sales and repayments of approximately $98 million. We continued to focus on sourcing opportunistic private and public investments with an emphasis on senior secured debt and allocated across the following areas:

•  Select opportunities in the public credit markets. Our broad-based outlook for the public markets is more constructive today compared to the start of the year with high yield bonds & loans yielding above 9% as of September 30, 2022. There are pockets of dislocation within the broader public credit markets within sectors and individual capital structures. For example, we have seen large price movements in what we believe are sound companies in out-of-favor sectors and companies in transition. These dislocations have provided attractive entry points for the Fund.

•  High-quality, defensive investments. We continue to defensively position the portfolio by adding what we believe are higher-quality investments that have low default risk and limited duration profiles yet pay an attractive level of current income in today’s environment.

FS Investments	2

•  Private structured solutions. We are highly selective in the private markets which have been slower to reprice to the current environment. We believe our ability to structure highly customized solutions for our borrowers is differentiated in the marketplace and offers the Fund the potential for attractive total returns especially as regulatory restrictions limit bank lending to companies with conventional credit profiles, and private debt strategies become more streamlined with respect to investment terms and structures.

As of September 30, 2022, approximately 82% of the portfolio consisted of senior secured debt, up from 81% as of June 30, 2022. The Fund’s allocation to subordinated debt was 5%, unchanged from a quarter earlier, while the Fund’s allocation to asset-based finance and equity/other investments was 13% as of September 30, 2022, compared to 14% as of June 30, 2022. Floating rate debt represented approximately 64% of the portfolio as of September 30, 2022, unchanged from a quarter earlier.

Listing update

FSCO listed its common stock on the New York Stock Exchange (NYSE) on November 14, 2022 through a direct listing. The Fund ranks as one of the largest credit-focused closed-end funds based on total assets in the market investing in public and private credit.

Shares will be available for trading based on the following schedule:

•  At listing: up to 1/3 of shares held by all shareholders are available for trading

•  90 days post-listing: an additional 1/3 of shares held by all shareholders will be available for trading

•  180 days post-listing: the remaining 1/3 of shares held by all shareholders will be available for trading.

The Fund increased the distribution in December to support a target annualized distribution rate of 9.15% based on the Fund’s net asset value (NAV) as of November 11, 2022, subject to market conditions and board approval.[7]

The Board recently adopted an amended and restated distribution reinvestment plan (A&R DRP), which became effective upon the listing. The A&R DRP has been suspended for 180 days, however, we expect the Fund to reinstate the A&R DRP 181 days following the listing. Therefore, monthly distributions will be paid in cash during the three phases of the listing.

Conclusion

The current environment continues to call for caution, yet we believe is creating attractive opportunities in both the public and private credit markets. Corporate fundamentals remain generally sound and continued volatility in the public markets may create attractive entry points for certain investments while bolstering demand for private capital. Our ability to invest across markets with a focus on bottom-up research and downside protection remains a key competitive advantage, especially in today’s environment.

Note: All figures may be rounded. Returns shown are historical and based on past performance. Past performance is not indicative of future results.

Effective March 23, 2022, the Fund has been renamed FS Credit Opportunities Corp. Prior to that date, the Fund operated under the name FS Global Credit Opportunities Fund.

1	ICE BofAML U.S. High Yield Master II Index.

2	S&P/LSTA Leveraged Loan Index.

3

The total return for each period presented is historical and is calculated by determining the percentage change in net asset value, assuming the reinvestment of all distributions in additional common shares of the Fund at the Fund’s net asset value per share as of the share closing date occurring on or immediately following the distribution payment date. The total return does not consider the effect of the sales load from the sale of the Funds’ common shares.

4	S&P/LSTA CCC Rated Loan Index.

5	ICE BofAML U.S. High Yield CCC Rated or Below Index.

6	Year to date through September 30, 2022, 100% of the Fund’s distributions were funded from net investment income.

7.

The payment of future distributions on FSCO’s common shares is subject to the discretion of FSCO’s board of directors and applicable legal restrictions and, therefore, there can be no assurance as to the amount or timing of any such future distributions.

FS Investments	3

Risk factors

FS Credit Opportunities Corp. (FSCO or the Fund) is a non-diversified, closed-end management investment company that carries out the investment strategies generally described herein. An investment in FSCO involves a high degree of risk and may be considered speculative. The following are some of the risks an investment in the Shares involves; however, investors should carefully consider all of the risks discussed in FSCO’s reports filed with the SEC before deciding to invest in the Shares.

•	An investment in the common stock of the Fund (the Shares) is not suitable for investors who need access to the money they invest.

•	Shareholders of FSCO (Shareholders) should consider that they may not have access to the money they invest for an indefinite period of time.

•	Unlike investors in most closed-end funds, the Shareholders should not expect to be able to sell their Shares regardless of how FSCO performs.

•	If a Shareholder is able to sell their Shares, the Shareholder will likely receive less than their purchase price and the then-current net asset value, or NAV, per Share.

•	Unlike most closed-end funds, the Shares are not currently listed on any securities exchange.

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To provide Shareholders with limited liquidity, FSCO previously conducted quarterly repurchases of Shares. Although FSCO has previously implemented a share repurchase program, it currently has been discontinued.

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FSCO’s distributions may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to FSCO for investment. Any capital returned to Shareholders through distributions will be distributed after payment of fees and expenses, as well as the sales load.

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FSCO’s previous distributions to Shareholders were funded in significant part from the reimbursement of certain expenses, including through the waiver of certain investment advisory fees, and additional support payments that may be subject to repayment to FSCO’s affiliate, Franklin Square Holdings, L.P. (FS Investments), and FSCO’s future distributions may be funded from such waivers, reimbursements or payments. Significant portions of these distributions were not based on FSCO’s investment performance, and such waivers, reimbursements and payments by FS Investments may not continue in the future. If FS Investments had not agreed to reimburse certain of FSCO’s expenses, including through the waiver of certain advisory fees payable by FSCO, and provide additional support payments, significant portions of FSCO’s distributions would have come from offering proceeds or borrowings. The repayment of any amounts owed to FS Investments will reduce the future distributions to which the Shareholders would otherwise be entitled.

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Even if FSCO does list its Shares, shares of closed-end funds frequently trade at a discount to NAV, and this creates a risk of loss for investors who purchased Shares at the offering price. This risk is separate and distinct from the risk that FSCO’s NAV will decrease.

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FSCO’s investments in securities and other obligations of companies that are experiencing distress involve a substantial degree of risk, require a high level of analytical sophistication for successful investment and require active monitoring.

•	FSCO’s investments in various types of debt securities and instruments may be secured, unsecured, rated or unrated, are subject to non-payment risk, and may be speculative in nature.

•	Below investment grade instruments (commonly referred to as “high yield” securities or “junk bonds”) may be particularly susceptible to economic downturns, which could cause losses.

•	FSCO may invest in illiquid and restricted securities that may be difficult to dispose of at a fair price.

•	FSCO’s use of leverage could result in special risks for FSCO Shareholders and can magnify the effect of any losses.

•	Investments in certain securities or other instruments of non-U.S. issuers or borrowers may involve factors not typically associated with investing in the United States or other developed countries.

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Securities or other instruments of non-U.S. securities may be traded in underdeveloped, inefficient and less liquid markets and may experience greater price volatility, illiquidity and changes in value.

•	FS Global Advisor, LLC and certain of its affiliates may experience conflicts of interest in connection with the management of FSCO.

•	FSCO seeks to achieve its investment objectives by focusing on a limited number of opportunities across the investment universe.

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The global outbreak of COVID-19 (commonly known as the coronavirus) has caused volatility, severe market dislocations and liquidity constraints in many markets, including securities FSCO holds, and may adversely affect FSCO’s investments and operations. Such impacts may adversely affect the performance of FSCO’s investments and FSCO.

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We expect that the current market conditions may have a lasting and, in some instances, permanent impact on some of our portfolio companies as they struggle to meet covenant obligations and face insolvency in future periods. Poor performance or insolvency of our portfolio companies could have a material adverse impact on our financial condition and results of operations.

Cautionary Statement Concerning Forward-Looking Statements

Statements included herein may constitute “forward-looking” statements as that term is defined in Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements with regard to future events or the future performance or operations of FS Credit Opportunities Corp. (the “Company”). Words such as “intends,” “will,” “expects,” and “may” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, geo-political risks, risks associated with possible disruption to the Company’s operations or the economy generally due to hostilities, terrorism, natural disasters or pandemics such as COVID-19, future changes in laws or regulations and conditions in the Company’s operating area, unexpected costs, the price at which the Company’s shares of common stock may trade on the New York Stock Exchange and such other factors that are disclosed in the Company’s filings with the SEC. The inclusion of forward-looking statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. Any forward-looking statements speak only as of the date of this communication. Except as required by federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

FS Investment Solutions, LLC 201 Rouse Boulevard, Philadelphia, PA 19112 www.fsinvestmentsolutions.com 877-628-8575 Member FINRA/SIPC	FC-CO-Q32022
© 2022 FS Investments www.fsinvestments.com	OC22